Press Release

RLJ Lodging Trust Reports First Quarter 2019 Results

- Pro forma RevPAR increased 1.3%
- Repurchased 0.6 million common shares year-to-date for $10.8 million
- Refinanced approximately $381 million of debt (post quarter-end)

Bethesda, MD, May 8, 2019 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the three months ended March 31, 2019.

Highlights

•	Pro forma RevPAR increased 1.3%, driven by a Pro forma ADR increase of 2.0%

•	Net income of $28.3 million

•	Pro forma Consolidated Hotel EBITDA of $120.5 million, an increase of 0.6% over the prior year

•	Pro forma Hotel EBITDA Margin of 30.2%

•	Adjusted FFO of $82.6 million, an increase of 1.4% over the prior year

•	Repurchased 0.6 million common shares since the beginning of the year for $10.8 million at an average price of $17.53

•	Refinanced approximately $381 million of debt subsequent to quarter-end, reducing interest rates, extending maturities, and adding flexibility

“We are pleased with our solid performance this quarter, which underscores the targeted capital investments we made last year in markets and assets that are positioned for outsized growth in 2019 and beyond. Our asset management team successfully implemented cost containment initiatives to mitigate the significant cost pressures that we are seeing, which aided in our ability to outperform our bottom line expectations,” commented Leslie D. Hale, President and Chief Executive Officer. “In addition to achieving solid results, we prudently allocated capital through highly accretive share repurchases, further strengthened our balance sheet, and made progress on our strategic initiative to sell our non-core hotels. All of these initiatives have positioned RLJ to achieve our key 2019 strategic priorities.”

The prefix “Pro forma”, as defined by the Company, denotes operating results which include results for periods prior to its ownership and excludes sold hotels. Pro forma RevPAR and Pro forma Hotel EBITDA Margin are reported on a comparable basis and therefore exclude any hotels sold during the period and non-comparable hotels that were not open for operation or were closed for renovation for comparable periods. Explanations of EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA Margin, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included within this release.

Pro forma RevPAR growth for the first quarter was 1.3%. The Company's top performing markets were Atlanta, Northern California, and Louisville with Pro forma RevPAR growth of 20.9%, 15.5%, and 13.5%, respectively. The Company's RevPAR growth was impacted by approximately 25 basis points from the government shutdown and 60 basis points from current year renovation disruption. Additionally, excluding Denver, which experienced softness in the quarter, Pro forma RevPAR growth was 1.8%.

Adjusted EBITDA for the first quarter was $111.5 million, a decrease of $4.2 million from the comparable period in 2018. Adjusted EBITDA for the comparable period in the prior year included $4.8 million from seven sold hotels. Normalizing for the impact of asset sales, Adjusted EBITDA would have increased by $0.6 million from the comparable period in 2018.

Interest expense for the first quarter was $20.1 million, a decrease of $8.6 million from the comparable period in 2018, primarily due to the prior year redemption of the senior secured notes and the repayment of the Knickerbocker mortgage. First quarter interest expense includes a unrealized gain of $2.3 million related to interest rate hedges that were specifically assigned to debt that was repaid in 2019. Please refer to the financial tables for a reconciliation of net interest expense.

Financial and Operating Highlights

($ in thousands, except ADR, RevPAR, and per share amounts)
(unaudited)

	For the three months ended March 31,
	2019	2018	Change
Operational Overview:
Pro forma ADR	$175.32	$171.87	2.0%
Pro forma Occupancy	74.8%	75.3%	(0.7)%
Pro forma RevPAR	$131.19	$129.51	1.3%

Financial Overview:
Total Revenues	$399,267	$429,593	(7.1)%
Pro forma Revenue	$398,849	$390,499	2.1%

Net Income	$28,331	$23,894	18.6%

Pro forma Hotel EBITDA	$120,473	$119,761	0.6%
Pro forma Hotel EBITDA Margin	30.2%	30.7%	-46 bps
Adjusted EBITDA (1)	$111,546	$115,793	(3.7)%

Adjusted FFO	$82,639	$81,470	1.4%
Adjusted FFO Per Diluted Common Share and Unit	$0.48	$0.47	2.1%
Note:
(1) For the three months ended March 31, 2018, the seven sold hotels in 2018 contributed $4.8 million to Adjusted EBITDA

Share Repurchases
Year-to-date, the Company has repurchased 0.6 million shares of its common stock for $10.8 million at an average price per share of $17.53. The Company's share buyback program has remaining capacity of $249.6 million.

Balance Sheet
As of March 31, 2019, the Company had $241.5 million of unrestricted cash on its balance sheet, $460.0 million available on its revolving credit facility, and $2.2 billion of debt outstanding.

The Company’s ratio of net debt to Adjusted EBITDA for the trailing twelve-month period ended March 31, 2019, was 3.8x.

Dividends
The Company’s Board of Trustees declared a cash dividend of $0.33 per common share of beneficial interest in the first quarter. The dividend was paid on April 15, 2019, to shareholders of record as of March 29, 2019.

The Company's Board of Trustees declared a preferred dividend of $0.4875 on its Series A cumulative convertible preferred shares. The dividend was paid on April 30, 2019, to shareholders of record as of March 29, 2019.

Subsequent Events
In April 2019, the Company refinanced approximately $381 million of secured debt, which reduced borrowing costs, extended maturities (including extensions), and improved non-financial terms. These included the following:

•	New $200.0 million five-year floating rate mortgage loan maturing April 2024

•	New $96.0 million seven-year floating rate mortgage loan maturing April 2026

•	Amended and restated $85.0 million seven-year floating rate mortgage loan maturing April 2026

The Company utilized proceeds from the two new loans to repay its $150.0 million secured loan maturing in October 2021 and approximately $140 million secured loan maturing in March 2022.

Outlook
The Company's full-year outlook includes all hotels owned as of May 8, 2019. Potential future acquisitions, dispositions, financing, or share repurchases are not incorporated into the Company's outlook below and could result in a material change to the Company's outlook. For the full year 2019, the Company is updating its outlook to incorporate first quarter results.

	Outlook as of February 28, 2019	Current Outlook	Variance at Midpoint

Pro forma RevPAR growth	0.0% to +2.0%	0.0% to +2.0%	-
Pro forma Hotel EBITDA Margin	31.6% to 32.6%	31.8% to 32.6%	10 bps
Pro forma Consolidated Hotel EBITDA	$522.0M to $552.0M	$527.0M to $552.0M	$2.5M
Corporate Cash General & Administrative	$35.0M to $36.0M	$35.0M to $36.0M	-
Adjusted EBITDA	$487.0M to $517.0M	$492.0M to $517.0M	$2.5M
Adjusted FFO per Diluted Share and Unit	$2.15 to $2.30	$2.18 to $2.30	$0.015

Additionally, key assumptions underlying the Company's full year 2019 outlook include:

•	Net interest expense of $88 million to $90 million, which excludes the impact of unrealized gains or losses related to interest rate hedges

•	Capital expenditures related to renovations in the range of $90 million to $110 million and approximately 40 bps to 50 bps of renovation related RevPAR disruption

•	Cash income tax expense of $3 million to $4 million

•	Diluted weighted-average common shares and units of 173.7 million, assuming no additional share repurchases

For the second quarter 2019, the Company anticipates Pro forma Consolidated Hotel EBITDA and Adjusted EBITDA to be between 28.75% and 29.75% of the Company's full year 2019 outlook, calculated at the midpoint of the respective outlook range.

Earnings Call
The Company will conduct its quarterly analyst and investor conference call on May 9, 2019, at 10:00 a.m. (Eastern Time). The conference call can be accessed by dialing (877) 407-3982 or (201)
493-6780 for international participants and requesting RLJ Lodging Trust’s first quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://www.rljlodgingtrust.com. A replay of the conference call webcast will be archived and available online through the Investor Relations page of the Company’s website.

About Us
RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust that owns primarily premium-branded, high-margin, focused-service and compact full-service hotels. The Company's portfolio consists of 150 hotels with approximately 28,600 rooms located in 25 states and the District of Columbia and an ownership interest in one unconsolidated hotel with 171 rooms.

Forward Looking Statements
The following information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs, and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and the Company’s actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: the current global economic uncertainty, increased direct competition, changes in government regulations or accounting rules, changes in local, national, and global real estate conditions, declines in the lodging industry, seasonality of the lodging industry, risks related to natural disasters, such as earthquakes and hurricanes, hostilities, including future terrorist attacks or fear of hostilities that affect travel, the Company’s ability to obtain lines of credit or permanent financing on satisfactory terms, changes in interest rates, access to capital through offerings of the Company’s common and preferred shares of beneficial interest, or debt, the Company’s ability to identify suitable acquisitions, the Company’s ability to close on identified acquisitions and integrate those businesses, and inaccuracies of the Company’s accounting estimates. Given these uncertainties, undue reliance should not be placed on such statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. The Company cautions investors not to place undue reliance on these forward-looking statements and urges investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report, as well as risks, uncertainties, and other factors discussed in other documents filed by the Company with the Securities and Exchange Commission.

###
 Additional Contacts:
Sean M. Mahoney, Executive Vice President and Chief Financial Officer – (301) 280-7774
For additional information or to receive press releases via email, please visit our website:
 http://www.rljlodgingtrust.com

RLJ Lodging Trust
Non-GAAP and Accounting Commentary

Non-Generally Accepted Accounting Principles (“Non-GAAP”) Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) EBITDAre, (5) Adjusted EBITDA, (6) Hotel EBITDA, and (7) Hotel EBITDA Margin. These Non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of its operating performance. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, and Hotel EBITDA Margin as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

Funds From Operations (“FFO”)
The Company calculates Funds from Operations (“FFO”) in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders.

The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs. The Company presents FFO attributable to common shareholders, which includes unitholders of limited partnership interest (“OP units”) in RLJ Lodging Trust, L.P., the Company’s operating partnership, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

EBITDA and EBITDAre
Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) is defined as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sales of assets; and (3) depreciation and amortization. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions.

In addition to EBITDA, the Company presents EBITDAre in accordance with NAREIT guidelines, which defines EBITDAre as net income or loss (calculated in accordance with GAAP) excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated partnerships and joint ventures. The Company believes that the presentation of EBITDAre provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between REITs.

Adjustments to FFO and EBITDAre
The Company adjusts FFO, EBITDA, and EBITDAre for certain items that the Company considers either outside the normal course of operations or extraordinary. The Company believes that Adjusted FFO, Adjusted EBITDA, and Adjusted EBITDAre provide useful supplemental information to investors regarding its ongoing operating performance that, when considered with net income or loss, FFO, EBITDA, and EBITDAre, are beneficial to an investor’s understanding of its operating performance. The Company adjusts FFO, EBITDA, and EBITDAre for the following items:

•	Transaction Costs: The Company excludes transaction costs expensed during the period.

•	Non-Cash Expenses: The Company excludes the effect of certain non-cash items such as the amortization of share-based compensation and non-cash income taxes.

•	Other Non-Operational Expenses: The Company excludes the effect of certain non-operational expenses representing income and expenses outside of the normal course of operations

The Company previously presented Adjusted EBITDA with adjustments for noncontrolling interests in consolidated joint ventures. The rationale for including 100% of Adjusted EBITDA for consolidated joint ventures with noncontrolling interests is that the full amount of any debt of these consolidated joint ventures is reported in our consolidated balance sheet and metrics using debt to EBITDA provide a better understanding of the Company’s leverage. This is also consistent with NAREIT’s definition of EBITDAre.

Hotel EBITDA and Hotel EBITDA Margin
With respect to Consolidated Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses and certain non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information about the ongoing operational performance of the Company’s hotels and the effectiveness of its third-party management companies.

Pro forma Consolidated Hotel EBITDA includes prior ownership information provided by the sellers of the hotels for periods prior to our acquisition of the hotels, which has not been audited and excludes results from sold hotels as applicable. Pro forma Hotel EBITDA and Pro forma Hotel EBITDA Margin exclude the results of any non-comparable hotels that were under renovation or not open for the entirety of the comparable periods. The following is a summary of pro forma hotel adjustments:

Pro forma adjustments: Acquired hotels
For the three months ended March 31, 2019 and 2018, respectively, no hotels were acquired.

Pro forma adjustments: Sold hotels
For the three months ended March 31, 2019, no hotels were sold. For the three months ended March 31, 2018, pro forma adjustments included the following hotels:

•	Embassy Suites Boston - Marlborough sold in February 2018

•	Sheraton Philadelphia Society Hill Hotel sold in March 2018

•	Embassy Suites Napa Valley sold in July 2018

•	DoubleTree Columbia sold in August 2018

•	The Vinoy Renaissance St. Petersburg Resort & Golf Club sold in August 2018

•	DoubleTree by Hilton Burlington Vermont sold in September 2018

•	Holiday Inn San Francisco - Fisherman's Wharf sold in October 2018

RLJ Lodging Trust
Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)
(unaudited)

	March 31, 2019	December 31, 2018
Assets
Investment in hotel properties, net	$5,355,545	$5,378,651
Investment in unconsolidated joint ventures	21,952	22,279
Cash and cash equivalents	241,481	320,147
Restricted cash reserves	54,217	64,695
Hotel and other receivables, net of allowance of $353 and $598, respectively	67,605	52,115
Lease right-of-use assets	149,492	—
Deferred income tax asset, net	46,114	47,395
Intangible assets, net	5,143	52,448
Prepaid expense and other assets	58,981	67,367
Total assets	$6,000,530	$6,005,097
Liabilities and Equity
Debt, net	$2,200,146	$2,202,676
Accounts payable and other liabilities	169,398	203,833
Deferred income tax liability	2,766	2,766
Advance deposits and deferred revenue	30,133	25,411
Lease liabilities	124,146	—
Accrued interest	15,124	7,913
Distributions payable	65,595	65,557
Total liabilities	2,607,308	2,508,156
Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized
Series A Cumulative Convertible Preferred Shares, $0.01 par value, 12,950,000 shares authorized; 12,879,475 shares issued and outstanding, liquidation value of $328,266, at March 31, 2019 and December 31, 2018	366,936	366,936
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 173,667,027 and 174,019,616 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	1,737	1,740
Additional paid-in capital	3,187,285	3,195,381
Accumulated other comprehensive (loss) income	(191)	16,195
Distributions in excess of net earnings	(187,092)	(150,476)
Total shareholders’ equity	3,368,675	3,429,776
Noncontrolling interest:
Noncontrolling interest in consolidated joint ventures	13,861	11,908
Noncontrolling interest in the Operating Partnership	10,686	10,827
Total noncontrolling interest	24,547	22,735
Preferred equity in a consolidated joint venture, liquidation value of $45,544 at December 31, 2018	—	44,430
Total equity	3,393,222	3,496,941
Total liabilities and equity	$6,000,530	$6,005,097

Note:
The corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(unaudited)

	For the three months ended March 31,
	2019	2018
Revenues
Operating revenues
Room revenue	$337,670	$357,645
Food and beverage revenue	44,246	52,195
Other revenue	17,351	19,753
Total revenues	$399,267	$429,593
Expenses
Operating expenses
Room expense	$84,188	$89,969
Food and beverage expense	34,209	41,263
Management and franchise fee expense	34,118	35,676
Other operating expense	97,118	106,123
Total property operating expenses	249,633	273,031
Depreciation and amortization	58,403	61,408
Property tax, insurance and other	30,597	34,499
General and administrative	11,160	10,913
Transaction costs	559	1,672
Total operating expenses	350,352	381,523
Other income	274	1,093
Interest income	1,171	1,230
Interest expense	(20,062)	(28,701)
Loss on sale of hotel properties, net	—	(3,734)
Gain on extinguishment of indebtedness, net	—	7,659
Income before equity in loss from unconsolidated joint ventures	30,298	25,617
Equity in loss from unconsolidated joint ventures	(381)	(381)
Income before income tax expense	29,917	25,236
Income tax expense	(1,586)	(1,342)
Net income	28,331	23,894
Net loss (income) attributable to noncontrolling interests:
Noncontrolling interest in consolidated joint ventures	353	234
Noncontrolling interest in the Operating Partnership	(92)	(73)
Preferred distributions - consolidated joint venture	(186)	(366)
Redemption of preferred equity - consolidated joint venture	(1,153)	—
Net income attributable to RLJ	27,253	23,689
Preferred dividends	(6,279)	(6,279)
Net income attributable to common shareholders	$20,974	$17,410
Basic per common share data:
Net income per share attributable to common shareholders	$0.12	$0.10
Weighted-average number of common shares	172,796,998	174,193,671
Diluted per common share data:
Net income per share attributable to common shareholders	$0.12	$0.10
Weighted-average number of common shares	172,856,230	174,268,815

Note:
The Statements of Comprehensive Income and corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly
Report on Form 10-Q.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands, except per share data)
(unaudited)

Funds from Operations (FFO) Attributable to Common Shareholders and Unitholders

	For the three months ended March 31,
	2019	2018
Net income	$28,331	$23,894
Preferred dividends	(6,279)	(6,279)
Preferred distributions - consolidated joint venture	(186)	(366)
Redemption of preferred equity - consolidated joint venture	(1,153)	—
Depreciation and amortization	58,403	61,408
Loss on sale of hotel properties, net	—	3,734
Noncontrolling interest in consolidated joint ventures	353	234
Adjustments related to consolidated joint ventures (1)	(74)	(75)
Adjustments related to unconsolidated joint ventures (2)	694	668
FFO	80,089	83,218
Transaction costs	559	1,672
Gain on extinguishment of indebtedness, net	—	(7,659)
Amortization of share-based compensation	2,725	2,514
Non-cash income tax expense	1,281	1,103
Other (income) expenses (3)	(2,015)	622
Adjusted FFO	$82,639	$81,470

Adjusted FFO per common share and unit-basic	$0.48	$0.47
Adjusted FFO per common share and unit-diluted	$0.48	$0.47

Basic weighted-average common shares and units outstanding (4)	173,570	174,968
Diluted weighted-average common shares and units outstanding (4)	173,629	175,043

Note:
(1) Includes depreciation and amortization expense allocated to the noncontrolling interest in the consolidated joint ventures.
(2)  Includes our ownership interest of the depreciation and amortization expense of the unconsolidated joint ventures.
(3) Represents income and expenses outside of the normal course of operations, including debt modification costs, hurricane-related costs that were not reimbursed by insurance, executive transition costs, activist shareholder costs, and an unrealized gain on certain discontinued cash flow hedges.
(4)  Includes 0.8 million weighted-average operating partnership units for the three month periods ended March 31, 2019 and 2018, respectively.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the three months ended March 31,
	2019	2018
Net income	$28,331	$23,894
Depreciation and amortization	58,403	61,408
Interest expense, net of interest income (1)	18,891	27,471
Income tax expense	1,586	1,342
Adjustments related to unconsolidated joint ventures (2)	817	795
EBITDA	108,028	114,910
Loss on sale of hotel properties, net	—	3,734
EBITDAre	108,028	118,644
Transaction costs	559	1,672
Gain on extinguishment of indebtedness, net	—	(7,659)
Amortization of share-based compensation	2,725	2,514
Other expenses, net (3)	234	622
Adjusted EBITDA	111,546	115,793
General and administrative (4)	8,426	8,294
Other corporate adjustments (5)	501	486
Consolidated Hotel EBITDA	120,473	124,573
Pro forma adjustments - income from sold hotels	—	(4,812)
Pro forma Consolidated Hotel EBITDA	120,473	119,761
Pro forma adjustments - income from non-comparable hotels	—	—
Pro forma Hotel EBITDA	$120,473	$119,761

Note:
(1) Includes an unrealized gain of $2.3 million on certain discontinued cash flow hedges related to mortgage debt that was repaid in 2019 for the three months ended March 31, 2019.
(2) Includes our ownership interest of the interest, depreciation, and amortization expense of the unconsolidated joint ventures.
(3) Represents income and expenses outside of the normal course of operations, including debt modification costs, hurricane-related costs that were not reimbursed by insurance, executive transition costs, and activist shareholder costs.
(4) Excludes amortization of share-based compensation reflected in Adjusted EBITDA.
(5) Other corporate adjustments include property-level adjustments and certain revenues and expenses at corporate entities. These items include interest income, amortization of deferred management fees, key money amortization, ground rent amortization, legal fees, revenues and expenses associated with non-hotel properties, income (loss) from unconsolidated entities, internal lease rent expense, and other items.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Pro forma Hotel EBITDA Margin

	For the three months ended March 31,
	2019	2018
Total revenue	$399,267	$429,593
Pro forma adjustments - revenue from sold hotels	—	(38,682)
Other corporate adjustments / non-hotel revenue	(418)	(412)
Pro forma Hotel Revenue	$398,849	$390,499

Pro forma Hotel EBITDA	$120,473	$119,761

Pro forma Hotel EBITDA Margin	30.2%	30.7%

RLJ Lodging Trust
Consolidated Debt Summary
(Amounts in thousands)
(unaudited)

Loan	Base Term (Years)	Maturity (incl. extensions)	Floating / Fixed	Interest Rate (1)	Balance as of March 31, 2019 (2)	Balance as of April 30, 2019
Secured Debt
Mortgage loan - 4 hotels	3	Oct 2021	Floating (3)	4.09%	$150,000	$—
Mortgage loan - 1 hotel	10	Jun 2022	Fixed	5.25%	31,255	31,198
Mortgage loan - 2 hotels	10	Oct 2022	Fixed	4.95%	56,756	56,651
Mortgage loan - 1 hotel	10	Oct 2022	Fixed	4.95%	32,623	32,563
Mortgage loan - 1 hotel	10	Oct 2022	Fixed	4.94%	28,819	28,766
Mortgage loan - 5 hotels	5	Mar 2023	Floating	4.59%	85,000	—
Mortgage loan - 7 hotels	3	Apr 2024	Floating (3)(6)	L + 152 bps	—	200,000
Mortgage loan - 3 hotels	5	Apr 2026	Floating (3)(5)(6)	L + 160 bps	—	96,000
Mortgage loan - 4 hotels	5	Apr 2026	Floating (6)	L + 160 bps	—	85,000
Weighted-Average / Secured Total				4.56%	$384,453	$530,178

Unsecured Debt
Revolver (4)	4	Apr 2021	Floating	3.99%	$140,000	$—
$400 Million Term Loan Maturing 2021	5	Apr 2021	Floating (3)(5)	3.11%	400,000	400,000
$150 Million Term Loan Maturing 2022	7	Jan 2022	Floating (3)	3.08%	150,000	150,000
$400 Million Term Loan Maturing 2023	5	Jan 2023	Floating (3)	3.78%	400,000	400,000
$225 Million Term Loan Maturing 2023	5	Jan 2023	Floating (3)	3.78%	225,000	225,000
Senior Unsecured Notes	10	Jun 2025	Fixed	6.00%	475,000	475,000
Weighted-Average / Unsecured Total				4.18%	$1,790,000	$1,650,000

Weighted-Average / Gross Debt				4.24%	$2,174,453	$2,180,178
Note:
(1) Interest rates as of March 31, 2019.
(2) Excludes the impact of fair value adjustments and deferred financing costs.
(3) The floating interest rate is hedged with an interest rate swap.
(4) As of March 31, 2019, there was $460.0 million of borrowing capacity on the revolver, which is charged an unused commitment fee of 0.30% annually.
(5) Reflects an interest rate swap of $93.0 million on the $96.0 million mortgage loan and $350.0 million on the $400.0 million term loan.
(6) Reflects financing transactions in April 2019.

Schedule of Net Interest Expense
(Amounts in thousands)
(unaudited)

	For the three months ended March 31,
	2019	2018
Senior Notes	$5,944	$10,587
Revolver and Term Loans	10,153	10,578
Mortgage loans	5,423	6,607
Amortization of deferred financing costs	792	929
Sub-total	$22,312	$28,701
Less: Unrealized gain on discontinued cash flow hedges (1)	(2,250)	—
Interest Expense	$20,062	$28,701
Less: Interest income	(1,171)	(1,230)
Net Interest Expense	$18,891	$27,471
Note:
(1) The unrealized gain on discontinued cash flow hedges is excluded from the calculations of Adjusted FFO and Adjusted EBITDA.

RLJ Lodging Trust
Pro forma Operating Statistics - Top 60 Assets
(unaudited)

Property	City/State	# of Rooms	Pro forma Consolidated Hotel EBITDA
The Knickerbocker New York	New York, NY	330	$13,004
Marriott Louisville Downtown	Louisville, KY	616	11,569
Wyndham San Diego Bayside	San Diego, CA	600	10,580
San Francisco Marriott Union Square	San Francisco, CA	401	9,794
Wyndham Boston Beacon Hill	Boston, MA	304	9,403
The Mills House Wyndham Grand Hotel	Charleston, SC	216	9,100
Embassy Suites San Francisco Airport - Waterfront	Burlingame, CA	340	8,620
Courtyard Austin Downtown Convention Center	Austin, TX	270	8,417
Embassy Suites Fort Lauderdale 17th Street	Fort Lauderdale, FL	361	8,099
Embassy Suites Los Angeles - International Airport South	El Segundo, CA	349	7,948
Hilton Myrtle Beach Resort	Myrtle Beach, SC	385	7,869
Wyndham New Orleans - French Quarter	New Orleans, LA	374	7,842
Embassy Suites Mandalay Beach - Hotel & Resort	Oxnard, CA	250	7,650
Courtyard Portland City Center	Portland, OR	256	7,577
Embassy Suites San Francisco Airport - South San Francisco	South San Francisco, CA	312	7,573
DoubleTree Grand Key Resort	Key West, FL	216	7,549
Courtyard San Francisco	San Francisco, CA	166	7,424
DoubleTree Metropolitan Hotel New York City	New York, NY	764	7,290
Residence Inn Palo Alto Los Altos	Los Altos, CA	156	7,288
Embassy Suites Myrtle Beach - Oceanfront Resort	Myrtle Beach, SC	255	7,202
Renaissance Pittsburgh Hotel	Pittsburgh, PA	300	6,834
Hilton Garden Inn San Francisco Oakland Bay Brg	Emeryville, CA	278	6,777
Embassy Suites Deerfield Beach - Resort & Spa	Deerfield Beach, FL	244	6,454
Hyatt House Emeryville San Francisco Bay Area	Emeryville, CA	234	6,398
Wyndham Santa Monica At the Pier	Santa Monica, CA	132	6,365
Courtyard Waikiki Beach	Honolulu, HI	403	6,350
Fairfield Inn & Suites Washington DC Downtown	Washington, DC	198	6,132
Wyndham Philadelphia Historic District	Philadelphia, PA	364	6,102
Hyatt House San Jose Silicon Valley	San Jose, CA	164	6,078
Hyatt House Santa Clara	Santa Clara, CA	150	6,008
Courtyard Chicago Downtown Magnificent Mile	Chicago, IL	306	5,925
Embassy Suites Atlanta - Buckhead	Atlanta, GA	316	5,848
Embassy Suites Tampa Downtown Convention Center	Tampa, FL	360	5,706
Wyndham Houston - Medical Center Hotel & Suites	Houston, TX	287	5,583
Courtyard Charleston Historic District	Charleston, SC	176	5,404
Marriott Denver South @ Park Meadows	Lone Tree, CO	279	5,356
DoubleTree Suites by Hilton Austin	Austin, TX	188	5,270
Embassy Suites Milpitas Silicon Valley	Milpitas, CA	266	5,231
Embassy Suites Boston Waltham	Waltham, MA	275	5,226
Residence Inn Bethesda Downtown	Bethesda, MD	188	5,089
Renaissance Fort Lauderdale Plantation Hotel	Plantation, FL	250	5,063
Hyatt House San Diego Sorrento Mesa	San Diego, CA	193	5,037
Residence Inn Austin Downtown Convention Center	Austin, TX	179	4,987
Hilton Cabana Miami Beach	Miami Beach, FL	231	4,963
Embassy Suites Orlando - International Drive South/Convention Center	Orlando, FL	244	4,655
Embassy Suites Irvine Orange County	Irvine, CA	293	4,554
Homewood Suites Washington DC Downtown	Washington, DC	175	4,501
Hilton Garden Inn Los Angeles Hollywood	Los Angeles, CA	160	4,472
Hyatt Place Washington DC Downtown K Street	Washington, DC	164	4,208
Embassy Suites Dallas - Love Field	Dallas, TX	248	4,149
Renaissance Boulder Flatiron Hotel	Broomfield, CO	232	4,041
Embassy Suites Los Angeles Downey	Downey, CA	220	3,994
Embassy Suites Miami - International Airport	Miami, FL	318	3,879
Hyatt Place Fremont Silicon Valley	Fremont, CA	151	3,865
Marriott Denver Airport @ Gateway Park	Aurora, CO	238	3,782
Wyndham Pittsburgh University Center	Pittsburgh, PA	251	3,747
Embassy Suites Phoenix - Biltmore	Phoenix, AZ	232	3,679
Residence Inn National Harbor Washington DC	Oxon Hill, MD	162	3,672
Embassy Suites Minneapolis - Airport	Bloomington, MN	310	3,560
Hilton Garden Inn New Orleans Convention Center	New Orleans, LA	286	3,422
Top 60 Assets		16,566	374,164
Other (90 Assets)		12,031	168,218
Total Portfolio		28,597	$542,382
Note: For the trailing twelve months ended March 31, 2019. Results reflect 100% of the financial results of three consolidated joint ventures and exclude the Chateau LeMoyne-French Quarter New Orleans, which is an unconsolidated hotel. Amounts in thousands, except rooms. The information has not been audited and is presented only for comparison purposes.

RLJ Lodging Trust
Pro forma Operating Statistics
(unaudited)

For the three months ended March 31, 2019 and 2018

Top Markets	# of Hotels	Occupancy			ADR			RevPAR
		2019	2018	Var	2019	2018	Var	2019	2018	Var
Northern California	12	81.1%	79.1%	2.5%	$252.51	$224.08	12.7%	$204.85	$177.30	15.5%
Southern California	9	79.7%	84.0%	(5.1)%	173.17	172.02	0.7%	138.06	144.47	(4.4)%
South Florida	13	89.6%	91.6%	(2.2)%	219.65	224.98	(2.4)%	196.77	206.18	(4.6)%
Austin	14	79.9%	76.6%	4.3%	173.99	178.24	(2.4)%	139.02	136.58	1.8%
New York City	5	81.7%	83.6%	(2.2)%	178.67	174.62	2.3%	146.04	145.91	0.1%
Washington, DC	7	72.5%	76.7%	(5.5)%	182.09	178.32	2.1%	132.02	136.82	(3.5)%
Denver	13	62.0%	67.6%	(8.4)%	126.45	129.22	(2.1)%	78.35	87.41	(10.4)%
Chicago	14	60.4%	59.5%	1.5%	119.71	121.87	(1.8)%	72.28	72.49	(0.3)%
Houston	11	73.0%	73.2%	(0.2)%	142.36	144.90	(1.7)%	103.96	106.06	(2.0)%
Louisville	5	63.9%	58.7%	8.9%	146.43	140.42	4.3%	93.50	82.37	13.5%
Other	47	73.0%	73.1%	0.0%	162.10	159.15	1.9%	118.39	116.29	1.8%
Total	150	74.8%	75.3%	(0.7)%	$175.32	$171.87	2.0%	$131.19	$129.51	1.3%

Service Level	# of Hotels	Occupancy			ADR			RevPAR
		2019	2018	Var	2019	2018	Var	2019	2018	Var
Focused-Service	102	72.9%	74.1%	(1.6)%	$158.97	$156.87	1.3%	$115.84	$116.20	(0.3)%
Compact Full-Service	45	78.6%	79.0%	(0.5)%	195.14	190.27	2.6%	153.34	150.30	2.0%
Full-Service	3	60.0%	53.5%	12.0%	146.31	141.45	3.4%	87.75	75.73	15.9%
Total	150	74.8%	75.3%	(0.7)%	$175.32	$171.87	2.0%	$131.19	$129.51	1.3%

Chain Scale	# of Hotels	Occupancy			ADR			RevPAR
		2019	2018	Var	2019	2018	Var	2019	2018	Var
Upper Upscale	37	75.6%	75.4%	0.2%	$196.77	$191.40	2.8%	$148.67	$144.35	3.0%
Upscale	96	74.9%	75.9%	(1.3)%	162.96	160.73	1.4%	122.02	121.99	0.0%
Upper Midscale	15	72.0%	71.4%	0.9%	150.51	150.98	(0.3)%	108.40	107.78	0.6%
Other	2	68.5%	70.4%	(2.7)%	246.72	229.53	7.5%	169.06	161.63	4.6%
Total	150	74.8%	75.3%	(0.7)%	$175.32	$171.87	2.0%	$131.19	$129.51	1.3%

Flags	# of Hotels	Occupancy			ADR			RevPAR
		2019	2018	Var	2019	2018	Var	2019	2018	Var
Residence Inn	29	74.4%	75.9%	(2.0)%	$152.39	$154.55	(1.4)%	$113.38	$117.36	(3.4)%
Courtyard	24	73.9%	74.6%	(0.9)%	159.51	157.14	1.5%	117.96	117.29	0.6%
Embassy Suites	22	79.1%	80.1%	(1.1)%	195.38	191.20	2.2%	154.64	153.09	1.0%
Hyatt House	11	79.2%	81.5%	(2.7)%	182.87	173.64	5.3%	144.91	141.47	2.4%
Hilton Garden Inn	8	71.3%	73.6%	(3.1)%	167.22	162.10	3.2%	119.23	119.31	(0.1)%
SpringHill Suites	8	59.9%	63.6%	(5.9)%	126.70	125.60	0.9%	75.86	79.92	(5.1)%
Wyndham	8	76.2%	74.2%	2.7%	159.65	160.66	(0.6)%	121.66	119.25	2.0%
Fairfield Inn & Suites	7	75.4%	72.5%	4.0%	157.78	159.73	(1.2)%	118.93	115.81	2.7%
Hampton Inn	7	71.6%	74.0%	(3.2)%	144.88	144.10	0.5%	103.73	106.59	(2.7)%
Marriott	6	69.1%	64.8%	6.8%	211.09	196.25	7.6%	145.94	127.09	14.8%
DoubleTree	4	88.6%	89.2%	(0.7)%	193.89	190.67	1.7%	171.71	170.05	1.0%
Renaissance	3	72.4%	73.9%	(2.0)%	171.80	173.76	(1.1)%	124.45	128.40	(3.1)%
Hyatt Place	3	70.6%	75.4%	(6.4)%	176.52	169.51	4.1%	124.66	127.82	(2.5)%
Homewood Suites	2	73.2%	66.9%	9.3%	162.76	162.11	0.4%	119.11	108.51	9.8%
Hilton	2	60.7%	64.4%	(5.7)%	176.50	186.11	(5.2)%	107.13	119.83	(10.6)%
Hyatt	2	81.5%	81.8%	(0.4)%	230.02	200.37	14.8%	187.43	163.86	14.4%
Other	4	66.9%	65.6%	1.9%	219.90	212.29	3.6%	147.12	139.32	5.6%
Total	150	74.8%	75.3%	(0.7)%	$175.32	$171.87	2.0%	$131.19	$129.51	1.3%
Note: Results reflect 100% of the financial results of three consolidated joint ventures and exclude the Chateau LeMoyne-French Quarter New Orleans, which is an unconsolidated hotel. The information has not been audited and is presented only for comparison purposes.